ADC Therapeutics America, Inc. 430 Mountain Ave Suite 404 Murray Hill, NJ 07974 Exhibit 10.18 December 20, 2023 Ameet Mallik 84 Garfield Avenue Madison, NJ 07940 Re: Amendment to Executive Employment Agreement with ADC Therapeutics America, Inc. effective as of May 6, 2022 ("Executive Employment Agreement") Dear Ameet, As discussed, we would like to confirm that your Executive Employment Agreement is amended with immediate effect as set out in this letter. Section 3(d) (Equity Awards) shall be replaced by the following, it being understood that the Grant (as defined in the current version of Section 3(d)) shall remain unaffected by the below amendment: "Equity Awards. The Parent Company has implemented equity incentive plans (the "Equity Plans") pursuant to which the Executive has been granted equity awards during the Executive’s employment. The Executive will continue to be eligible for consideration for an annual equity grant under the Equity Plans (or their successors) each year during the Term, subject to the approval of the Committee of the Board." Section 3(f) (Paid Time Off) shall be replaced by the following: "Paid Time Off. During the Executive’s employment with the Company, the Executive shall be eligible for paid time off ("PTO") days (which includes vacation and personal time, but does not include sick time) in accordance with the Company's Paid Time Off and Leave Policy, as in effect from time to time (or its successor), but no less than 25 days of PTO hours each year, to be taken at such times and intervals as shall be determined by the Executive subject to the reasonable business needs of the Company. Such PTO must be used in accordance with the Company’s Paid Time Off and Leave Policy, which may be amended at any time by the Company without advance notice and without recourse by the Executive. The Executive also will be eligible for sick time, consistent with the policies applicable to other executives of the Company." Section 4(a) ("Termination") shall be replaced by the following: "(a) Termination. The Company is an at-will employer, which means that the Executive's employment with the Company is for no specific period of time and may be terminated by the Company or the Executive at any time, for any reason and with or without Cause (as defined below). The Executive’s employment will terminate upon the earliest to occur of (i) any of the circumstances set forth in Section 4(b) below, (ii) a termination of the Executive’s employment by the Company (with or without Cause), and (iii) a termination of the Executive’s employment by the Executive (with or without

ADC Therapeutics America, Inc. 430 Mountain Ave Suite 404 Murray Hill, NJ 07974 Good Reason). Any termination of the Executive's employment by the Company or by Executive for any reason (other than due to death or Disability) shall be accompanied by a written notice of termination to the other party (a "Notice of Termination") as follows: (i) in case of a termination by the Company for any reason other than for Cause, the Notice of Termination shall specify an effective termination date which is one year after the date of the Notice of Termination (but it being understood that in such case the Executive is permitted to leave in the Executive’s sole discretion any time after 60 days following delivery of the Notice of Termination, in which case the date the Executive actually leaves the Company shall be the effective date of termination and the end of the Term); (ii) if the Company terminates the Executive's employment for Cause, the Notice of Termination shall state that fact, describe the basis for Cause and specify an effective termination date at the Company's sole discretion (including termination with immediate effect); (iii) in case of a termination by the Executive without Good Reason (as defined below), the Notice of Termination shall specify an effective termination which is 60 days after the date of such Notice of Termination; and (iv) in case of a termination by the Executive with Good Reason, the Notice of Termination shall specify an effective termination date as elected by the Executive, but not later than the date which is one year after the date of such Notice of Termination. Notwithstanding the foregoing, in the event that the Executive resigns and ceases providing services or violates any restrictive covenants prior to the date of termination set forth in the Notice of Termination, the date of termination shall be effective, and the Term shall end, immediately on the date of such resignation or violation. In the event the Company terminates the Executive's employment without Cause or the Executive terminates the Executive’s employment with Good Reason, subject to the Executive's execution and non-revocation of the Company’s form of standard release (which will contain customary exceptions to the release of claims (such as non-waiver of indemnification rights, vested benefits and vested equity) and not contain any (i) restrictive covenants or non-competes beyond those contained in this Agreement or (ii) any fee shifting or clawbacks other than expressly permitted in this Agreement), with all periods for revocation having expired within sixty (60) days following the end of the Term, the Company will pay the Executive, to the extent permitted by Swiss law, (i) a pro-rata Target Bonus for the fiscal year in which the effective date of the termination occurs, payable on the first payroll date immediately following the sixtieth day after the termination date (it being understood that any earned but unpaid annual bonus for the prior fiscal year shall be paid when such bonuses are paid generally); and (ii) subject to the timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse the Executive, on a monthly basis, for the full costs of continued health benefits for the Executive and the Executive’s covered dependents for the 12-month period following the date of termination, or such earlier date on which COBRA coverage for the Executive and the Executive’s covered dependents terminates in accordance with COBRA. Between the date of any Notice of Termination and the effective termination date (the “Notice Period”) and to the extent permitted by Swiss law, the Executive shall be entitled to receive all salary and benefits set forth in this letter, and all outstanding unvested options, including the Options (as defined in Section 3(d) and all outstanding restricted stock units , including the RSU’s (as defined in Section 3(d) ) shall continue to vest through the Notice Period. A violation of any restrictive covenant provisions applicable to the Executive (including, without limitation, the provisions of Section 6 of this Agreement or the provisions of the Confidentiality Agreement described in Section 7 of this Agreement) will entitle the Company to terminate the Executive for Cause, at which point the Notice Period and the Term will end. In addition, during the Notice Period, the Company may elect to

ADC Therapeutics America, Inc. 430 Mountain Ave Suite 404 Murray Hill, NJ 07974 place the Executive on "garden leave" and, to the extent permitted by Swiss law, pay the Executive (i) the Executive’s then-current Base Salary (or, if the termination was on account of a reduction in Base Salary as described in clause (ii) of the definition of "Good Reason", the Base Salary rate in effect immediately prior to such reduction), (ii) the Executive’s then pro-rata Target bonus for the year in which termination occurs (or, if the termination was on account of a reduction in Target Bonus as described in clause (ii) of the definition of "Good Reason", the Target Bonus rate in effect immediately prior to such reduction), and (iii) benefits set forth in this letter, and the Executive’s unvested Options and RSUs shall continue to vest through the end of the Term. In addition, any outstanding unvested options, restricted stock units or other equity awards granted to the Executive, including the Options and RSUs described in Section 3(d) above and any awards assumed, substituted, replaced or continued in connection with a Change in Control (as defined in the 2019 Plan), shall fully and immediately vest if, within 18 months following a Change in Control, the Executive’s employment with the Company is terminated without Cause or for Good Reason. The applicable equity award agreements shall be drafted in a manner consistent with the foregoing requirements. "Cause" shall mean the following: (A) the Executive’s conviction of, or a plea of guilty or nobo contendere to, a felony; (B) the Executive’s willful failure to substantially perform the Executive’s duties hereunder (other than due to illness or disability) and the continuance of such failure for more than thirty (30) days following the Executive’s receipt of written notice from the Company specifying such failure in reasonable detail; (C) the Executive engaging in or attempting to engage in fraud, embezzlement, theft, misappropriation of corporate assets or opportunities; or (D) a material violation of any material written policy of the Company or any of its affiliates applicable to the Executive or to employees of the Company Group and its affiliates generally which is made available to Executive, detailed in a written notice thereof, and, if such violation is curable, the Executive’s failure to cure such breach within 30 days after receiving such notice. Under this paragraph, no act or failure to act by the Executive shall be considered “willful” if such act is done by the Executive with a good faith belief that such act is or was to be beneficial to the Company Group or one or more of its businesses, or such failure to act is due to the Executive’s good faith belief that failure to act would not be materially harmful to the Company. In order to invoke a termination for Cause, (A) the Company must provide written notice within 45 days of the Company becoming aware of the occurrence of any event of “Cause” (B) for subsections (B) and (D), the Executive must fail to cure (to the extent curable) such event within 30 days of the giving of such notice and (C) the Company must provide a Notice of Termination within 30 days following the expiration of the Executive’s cure period, where applicable. "Good Reason" means, unless otherwise agreed to in writing by Executive, (i) any material diminution in Executive’s titles, duties, responsibilities, status or authorities with the Company Group, including a requirement that the Executive report to anyone other than the Board; (ii) a material reduction in Executive’s Base Salary or Target Bonus; (iii) a relocation of Executive’s primary place of employment to a location more than 50 miles farther from the Work Location; (iv) the failure to nominate the Executive to the Board, or to re-nominate the Executive to the Board in future years, or to remove the Executive from the Board (except for any removal by the Company or Parent Company shareholder) at any time; (v) in the event of a Change in Control (as defined in the 2019 Plan), the failure of the Company’s successor to assume this Agreement; or (vi) any action or inaction by the Company Group (and not as a result of an action or inaction under the control of the Executive) that constitutes a material breach of this Agreement. In order to invoke a termination for Good Reason, (A) Executive

ADC Therapeutics America, Inc. 430 Mountain Ave Suite 404 Murray Hill, NJ 07974 must provide written notice within 45 days of Executive becoming aware of the occurrence of any event of “Good Reason,” (B) the Company must fail to cure (to the extent curable) such event within 30 days of the giving of such notice and (C) Executive must provide a Notice of Termination within 30 days following the expiration of the Company’s cure period." Section 6(d) ("Non-Compete"), the following new paragraph shall be added: "As consideration for the Executive's compliance with the non-compete covenant set out above, the Company undertakes to pay to the Executive a monthly gross amount equal to 50% of the sum of (i) his salary in the last month prior to the date of his termination and (ii) one twelfth of his target bonus for the financial year in which the date of his termination falls (the "Non-Compete Compensation") for each month during which such non-compete covenant is effective and being complied with by the Executive.1 The Company's obligation to pay the Non-Compete Compensation shall cease immediately if the Executive engages in any paid activities/employment during the term of his post-contractual non-compete undertaking. Upon request of the Company, and in any event at the start of such paid activities/employment, the Executive shall inform the Company of any such income in writing. The Company is entitled, at its sole discretion, to waive the non-compete covenant set out above by giving one months' written notice to the Executive, effective at the end of a calendar month. In that case, the obligation of the Company to pay the Non-Compete Compensation shall cease when the waiver becomes effective." Section 13(a) ("Arbitration") shall be replaced by the following: "(a) In consideration of the Executive’s employment by the Company, the Company’s promise to arbitrate all Disputes related to the Executive’s services, and the Executive’s receipt of the compensation and other benefits paid to Executive by the Company, at present and in the future, the Executive agrees that any and all controversies, claims or Disputes between the Executive and the Company (including any employee, director, officer, stockholder or benefit plan of the Company in their capacity as such or otherwise), including Disputes raised by the Company against the Executive, shall be subject to binding arbitration under the Judicial Arbitration and Mediation Services, Inc. ("JAMS") pursuant to New Jersey law. "Disputes" means and includes any and all disputes between the Parties, whether or not involving third parties, arising out of, relating to, or resulting from: (i) any portion of this Agreement, including any breach of this Agreement; (ii) the Company’s employment or termination of Executive; or (iii) the services provided by Executive to the Company. Unless the claim or dispute is expressly excluded below, this Agreement applies to all claims or disputes, whether past, present, or future, that the Company may have against Executive or that Executive may have against the Company. Disputes that Executive and the Company agree to arbitrate include all claims that, in the absence of this Agreement, could be brought under applicable law, including disputes arising out of or related to the Company’s employment of Executive, background checks, privacy, termination of the employment

ADC Therapeutics America, Inc. 430 Mountain Ave Suite 404 Murray Hill, NJ 07974 relationship, discrimination, retaliation, harassment, contracts, trade secrets, unfair competition, compensation, or expense reimbursement. Disputes that Executive and the Company agree to arbitrate also include, without limitation, claims related to defamation, breach of a contract, fraud, negligence, emotional distress, breach of fiduciary duty, trade secrets, unfair competition, wages or other compensation or monies claimed to be owed, tort claims, equitable claims, statutory and common law claims, claims related to harassment, discrimination or retaliation of any kind, and claims pursuant to any other state, local or federal statutes or common law addressing the same or similar subjects. The Arbitrator (as defined below) shall have exclusive authority to resolve any dispute relating to the interpretation, applicability or enforceability of this Agreement." The other terms and conditions of your Executive Employment Agreement remain unchanged. Please countersign this letter for your acknowledgement and approval and return one signed copy to my attention for our records. Best regards, ________________________________ Name: Ron Squarer Title: Chairman of the Board of Directors, ADC Therapeutics Countersigned for acknowledgement and approval by Ameet Mallik: Signature: Date: /s/ Ron Squarer /s/ Ameet Mallik 12/21/23